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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 27, 1994 related to the audited consolidated historical financial statements of Noble Drilling Corporation and subsidiaries and the related schedules included in the Noble Drilling Corporation Form 10-K for the year ended December 31, 1993 and incorporated by reference in this Registration Statement, and to all references to our Firm included in this Registration Statement.



/s/  ARTHUR ANDERSEN & CO.


Houston, Texas
July 8, 1994